UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2010

PACIFIC BLUE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-1145876	20-8766002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1016 W. University Ave. Suite 218 Flagstaff, AZ 86001
(Address of principal executive offices)
(623) 221-5546
(Registrant’s Telephone Number)

42016 North Anthem Heights Drive

Anthem, AZ 85086

(Former name or former address, if changed since last report)

Copy of all Communications to:

Wade D. Huettel, Esq.

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2010, Pacific Blue Energy Corp., a Nevada corporation, (the “Registrant”) entered into a lease agreement for office space with University Business Center, LLC (the “Lessor”), a copy of said lease Office Lease Agreement (the “Lease Agreement”) between the Registrant and the Lessor is attached hereto as Exhibit 10.1. The Registrant will pay a total of $274.05 per month to the Lessor on a month-to-month basis for corporate office space.

The above description of the Office Lease Agreement is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, a copy of such Agreement is filed as an exhibit to this Current Report on Form 8-K (the "Current Report").

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 8.01 Other Events

On March 1, 2010, the Registrant announced a change in its corporate address. The Registrant’s new address is as follows:

1016 W. University Ave.

Suite 218

Flagstaff, AZ 86001

This new office space is part of a corporate office center that will enable the Registrant to have full access to furnished, equipped and staffed offices as necessary in various different business centers and other commercial hubs to serve clients.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Office Lease Agreement between Pacific Blue Energy Corp. and University Business Center, LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BLUE ENERGY CORP.

Dated: March 17, 2010	By:	/s/ Joel Franklin
Joel Franklin
Chief Executive Officer

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